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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          BIRMINGHAM STEEL CORPORATION
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                (Name of Registrant as Specified In Its Charter)

                      THE UNITED COMPANY SHAREHOLDER GROUP
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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UNITED COMPANY SHAREHOLDER GROUP SENDS LETTER TO BIRMINGHAM STEEL SHAREHOLDERS -
EMPHASIZES REASON FOR PROXY CONTEST

Bristol, Va. - Nov. 24, 1999 - [NYSE:BIR] - The United Company Shareholder Group today said it had mailed a letter to Birmingham Steel Corporation shareholders. The letter states that the United Group began the proxy contest in July because of the dismal performance of Birmingham Steel under Bob Garvey and current management. The letter emphasizes that the proxy contest is not about the future of Birmingham Steel's SBQ operations and that the United Group would sell the SBQ operations if it is in the best interest of shareholders.

The full text of the letter follows:

                      THE UNITED COMPANY SHAREHOLDER GROUP
                              1005 GLENWAY AVENUE
                            BRISTOL, VIRGINIA 24201

                                                               November 24, 1999

Dear Fellow Shareholder:

     We are delighted to inform you that Proxy Monitor, a leading provider of proxy research and vote recommendations, has recommended that shareholders of Birmingham Steel Corporation ("BIR") vote their shares in the pending proxy fight in favor of the slate of directors nominated by the United Company Shareholder Group (the "United Group"). Proxy Monitor's research encompasses over fifteen thousand companies in the United States and abroad.

     Proxy Monitor stated that "Birmingham seems adrift under the leadership of
Mr. Garvey. . . . [W]e believe a change in command offers shareholders a greater prospect for upside potential. Mr. Garvey has had ample time to turn the Company around -- it now seems appropriate to give another seasoned industry veteran an opportunity to do so." Proxy Monitor recommends that shareholders vote in favor of the United Group's consent action to "allow United to take control prior to the date of the annual meeting."

     The Board of Directors of BIR has sent you a letter promoting the issuance by Institutional Shareholder Services ("ISS") of a report recommending that BIR shareholders re-elect the current Board of Directors. ISS based their decision on the future of the SBQ assets. Like current management, ISS mistakenly believes that it is our intent to retain the money losing SBQ business of BIR at all costs indefinitely. THIS PROXY FIGHT IS NOT ABOUT THE FUTURE OF THE SBQ DIVISION. WE WILL SELL THE SBQ BUSINESS IF IT IS IN THE BEST INTEREST OF THE SHAREHOLDERS. THIS PROXY FIGHT IS ABOUT LEADERSHIP AND MANAGEMENT SKILLS. Mr. Garvey has been running BIR for 3 1/2 years with terrible results and continues to blame all of BIR's troubles on prior management. As Proxy Monitor stated, "Mr. Garvey has had ample time to turn the Company around." We agree. It is time for a change.

     Mr. Garvey continues to blame the financial problems of BIR and the SBQ operations on prior management. The fact is that the SBQ operations were profitable when they were acquired in 1993 and contributed substantial profits to BIR until after Mr. Garvey became CEO of BIR.

     BIR entered the SBQ business in November 1993 with the acquisition of American Steel & Wire ("AS&W"). With the acquisition of AS&W, BIR obtained the Cleveland facility. At the time of the acquisition, AS&W was the largest producer of high quality rod and wire products in North America, had the highest quality product rating in America, and had a recognized quality assurance program and an outstanding sales and marketing force. The acquisition of AS&W was immediately accretive to BIR's earnings, producing profits in the third and fourth quarters of fiscal year 1994, $13.7 million in fiscal year 1995, and profits in the first three quarters of fiscal year 1996.

     Less than nine months after Mr. Garvey's arrival, the founders of AS&W, who held executive positions with BIR, resigned and the quality, sales and marketing forces were decimated by losses of other key personnel. In the fourth quarter of 1996, under Mr. Garvey's leadership, the SBQ business reported its first operating loss and has lost money ever since.

     MR. GARVEY BEGAN HIS TENURE WITH A PROFITABLE SBQ BUSINESS POISED TO BECOME A SIGNIFICANT LEADER IN THE SBQ MARKET. The SBQ operations needed a dynamic leader and listener. Mr. Garvey failed that test.

     Mr. Garvey has turned the SBQ operations into a debacle.

     - 14 Consecutive Quarters of Losses, including $21 million in the first quarter of 2000.

     - Twenty-five months of start-up costs at the Memphis facility.

     - Failure to complete the caster upgrade of run out tables and stainless piping included in the original scope of work at the Memphis facility.
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     - Significant turnover of personnel at the Memphis facility.

     The simple truth is, like numerous other problems at BIR, the problems with the SBQ business are a result of Mr. Garvey's mismanagement. Other examples include:

     - $15 million loss from a total write-off of BIR's investment in Laclede Steel Company; written-off less than a year after BIR's initial investment.

     - $30 million loss from loans and capital invested in Pacific Coast Recycling; written-off less than three years after BIR's initial investment.

     We urge you not to be confused by current management's attempt to paint this proxy contest as a battle over the future of the SBQ operations. We began this proxy contest in July because of the continuing poor performance of BIR under Mr. Garvey. THE ISSUE OF THIS PROXY CONTEST IS ABOUT MANAGEMENT AND LEADERSHIP, NOT THE SBQ OPERATIONS. WE WILL SELL THE SBQ OPERATIONS IF THAT IS IN THE BEST INTEREST OF SHAREHOLDERS. With or without the SBQ operations, it is time for a change in current management given the dismal performance of BIR over the past three years.

     Your immediate attention is critical. WE URGE YOU TO VOTE FOR THE UNITED GROUP'S DIRECTOR NOMINEES BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY CARD. WE STRONGLY URGE YOU TO DISCARD ANY WHITE PROXY CARD YOU RECEIVE FROM BIRMINGHAM STEEL. If you have any questions or need assistance in voting your shares, please call our proxy solicitor ChaseMellon at 800-636-8927.

                                          Sincerely yours,

                                          The United Company Shareholder Group